UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No 1.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On December 4, 2012 the Board of Directors of Entest BioMedical, Inc. (the “Registrant” or the “Company”) approved of the dismissal of Anton and Chia, LLP (“Anton”) as the Registrant’s independent registered public accounting firm.

Since September 27, 2012 (the date on which Anton has been engaged as the Registrant’s independent registered public accounting firm) Anton has neither reviewed nor completed an audit of any of the financial statements of the Registrant.  Therefore, no reports of Anton  on the Registrant’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles as no such reports have been prepared. The Company  disagreed with the conclusion arrived at by Anton while performing audit procedures for the year ended August 31, 2012 that    the Company had not appropriately accounted for the conversion features of  convertible notes payable and that the Company had not appropriately accounted for certain  equity transactions.  The accounting treatment for the conversion features of convertible notes payable was discussed   by Anton and the sole Director of the Company and the Company has authorized Anton to respond fully to the inquiries of the successor accountant concerning the subject matter of all disagreements.

The Convertible Notes in question consisted of the following Convertible Notes issued by the Company:

On May 20, 2011, the Company issued a convertible promissory note in the amount of $42,500 which was received May 26, 2011. The note bears an interest rate of eight percent (8%), matures on February 23, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a forty two percent (42%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $16,398 which has been amortized under the Interest Method

On July 5, 2011, the Company issued a convertible promissory note (the “Second Note”) in the principal amount of $ $37,500. The Second Note, which matures April 11, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the Second Note, the Second Note is convertible into shares of the Company’s common stock at the election of Asher at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The issuance of the note amounted in a beneficial conversion feature of $37,500 which is amortized under the Interest Method.

On August 29, 2011, the Company issued a convertible promissory note (the “Third Note”) in the principal amount of $ $35,000. The Third Note, which matures May 25, 2012, bears interest at the rate of 8% per annum. At any time after 180 days from the execution of the Third Note, the Third Note is convertible into shares of the Company’s common stock at the election of Asher at a conversion price equal to a 45% discount to the average of the 3 closing bid prices of the common stock during the 10 trading day period prior to conversion. The issuance of the note amounted in a beneficial conversion feature of $35,000 which is amortized under the Interest Method. .

On October 25, 2011, the Company issued a convertible promissory note in the amount of $32,500. The note bears an interest rate of eight percent (8%), matures on July 27, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $7,634 which is amortized under the Interest Method.

On December 19, 2011, the Company issued a convertible promissory note in the amount of $37,500. The note bears an interest rate of eight percent (8%), matures on September 21, 2012 and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $37,500 which is amortized under the Interest Method.

On December 20, 2011 the Company amended the terms of $30,000 in existing debt as follows:

(a)  Due and payable December 31, 2012
(b)  Simple interest of 10% from December 20, 2011 to the date the debt is fully converted or paid in full
(c)  Convertible into the common stock of the Company at the option of the holder at a 50% discount from the average of the lowest three Trading Prices  for the common stock during the 10 trading day period ending one Trading Day prior to the date the conversion notice is sent by the holder. "Trading Price" means the closing bid price on the applicable trading market as reported by a reliable reporting service.

The amendment of the note amounted in a beneficial conversion feature of $16,153 which was fully amortized by February 29, 2012.

On February 28, 2012 the Company amended the terms of  $85,500 in existing principal indebtedness as well as 3,710  of interest accrued but unpaid to be as follows:

The aggregate indebtedness of $89,210 shall bear simple interest, be payable upon demand of the holder, and be convertible into the common shares of the company at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg. provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Holder’s brokerage account and confirmation has been received that Holder may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price (“Bonus Shares”). The company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock. The amendment of the note amounted in a beneficial conversion feature of $59,473 which was fully amortized by February 29, 2012.

On April 16, 2012 the Company issued a convertible promissory note in the amount of $42,500 which was received April 21, 2012. The note bears an interest rate of eight percent (8%), matures on January 18, 2013. and may be converted after 180 days from execution of this note for shares of the Company’s common stock. The note may be converted at a fifty two percent (52%) discount to the average of the lowest 3 closing bid prices of the common stock during the 10 trading days prior to the conversion date. The issuance of the note amounted in a beneficial conversion feature of $11,805 which is amortized under the Interest Method.

On June 15, 2012 the Company amended the terms of $102,349 in existing principal indebtedness as follows:

The Aggregate Indebtedness  of  $102,349 is  convertible at Holder’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Holder’s brokerage account and confirmation has been received that Holder may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price (“Bonus Shares”). The company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.  The issuance of the note amounted in a beneficial conversion feature of $102,349  which is immediately amortized .

On July 26, 2012, the Company issued a convertible note in the principal amount of $63,000 to Asher Enterprises, Inc. The Note bears interest at the rate of 8% per annum and matures on April 30, 2013. The Note is convertible any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note into common stock of the Company, at Asher’s option, at a 39% discount to the average of the three lowest closing bid prices of the common stock during the 10 Trading Day period prior to conversion as Trading Day is defined in the Note. The issuance of the note amounted in a beneficial conversion feature of $63,000 which is amortized under the Interest Method.

On August 21, 2012 the Company amended the terms of $59,000  in existing principal indebtedness as follows:

The Aggregate Indebtedness  of  $59,000  is  convertible at Holder’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 10 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Holder’s brokerage account and confirmation has been received that Holder may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares shall be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price (“Bonus Shares”). The company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.  The issuance of the note amounted in a beneficial conversion feature of $53,000   which was  immediately amortized .

The Company had accounted for these Convertible Notes in accordance with ASC -470 which requires the Company at issuance to allocate  apportion of the proceeds equal to the intrinsic value of an embedded Beneficial Convesion Feature ( a nondetachable conversion feature in the money as of the issuance date)  of a convertible instrument to Additional Paid in Capital with the resulting discount being amaortized.

Anton had concluded that the Convertible Notes described above  issued by the Company are required to be accounted for as derivatives . The Company disagreed as (a) the instruments were indexed to the Issuer’s own securities and (b) the instruments all contained limitations on the number of common shares into which said instruments could be converted. The disagreement was not resolved to the satisfaction of either the Company or Anton prior to the dismissal of Anton.

Anton had stated to the Company that Anton identified equity transactions where the Company could not provide sufficient and appropriate audit support for these transactions and, in certain circumstances, Anton concluded that the Company had not appropriately accounted for these equity transactions. As of the date of this Current Report Anton has not disclosed  to the Company in what manner, according to Anton,  the Company had not appropriately accounted for these equity transactions or in what manner , according to Anton, appropriate audit support for these transactions was not provided.

The Company provided Anton with a copy of this disclosure set forth under this Item 4.01 and has requested Anton to furnish a letter addressed to the Securities & Exchange Commission stating whether or not Anton agrees with the above statements. As of the date of this Current Report the Company has not received a copy of this letter. When and if a copy of this letter is received the Company shall file a copy with the Securities & Exchange Commission by way of amendment.

(b) On December 4, 2012, the Board of Directors of the Registrant, acting as the Registrant's Audit Committee, approved the engagement of Seale and Beers, Certified Public Accountants LLC (“S&B”) as its independent auditor. On same date, December 4, 2012, the accounting firm of S&B was engaged as the Registrant's new independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos
David R. Koos
Chief Executive Officer

Dated: January 18, 2013